CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-50273 and 333-208411 of the Procter & Gamble Company on Form S-8 of our report dated June 21, 2021, relating to the financial statements and supplemental schedules of The Procter & Gamble Commercial Company Employees’ Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees’ Savings Plan for the year ended December 31, 2020.
/S/ Deloitte & Touche LLP

Cincinnati, Ohio
June 21, 2021